Exhibit 11

                    NACCO Industries, Inc. And Subsidiaries
                                   Form 10-Q
                       Computation of Earnings per Share

                                                                                  Three Months                      Six Months
                                                                                  Ended June 30                    Ended June 30
                                                                              1995            1994             1995           1994
                                                                                  (Amounts in thousands except per share data)
Income:
   Income before extraordinary charge ..............................        $ 14,732        $  9,191         $ 27,537    $   11,961
   Extraordinary charge, net-of-tax ................................            --            (3,218)          (1,280)       (3,218)
                                                                            --------        --------         --------         -----
   Net income ......................................................        $ 14,732        $  5,973         $ 26,257    $    8,743
                                                                            ========        ========         ========         =====


Per share amounts reported to stockholders - Note 1:
   Income before extraordinary charge ..............................        $   1.64        $   1.03         $   3.07        $ 1.34
   Extraordinary charge, net-of-tax ................................            --              (.36)            (.14)         (.36)
                                                                            --------        --------         --------         -----
   Net income ......................................................        $   1.64        $    .67         $   2.93        $  .98
                                                                            ========        ========         ========         =====


Primary:
   Weighted average shares outstanding .............................           8,965           8,949            8,961         8,945
   Dilutive stock options - Note 2 .................................              12              11               11            13
                                                                            --------        --------         --------         -----
         Totals ....................................................           8,977           8,960            8,972         8,958
                                                                            ========        ========         ========         =====


   Per share amounts
         Income before extraordinary charge ........................        $   1.64        $   1.03         $   3.07        $ 1.34
         Extraordinary charge, net-of-tax ..........................            --              (.36)            (.14)         (.36)
                                                                            --------        --------         --------         -----
         Net income ................................................        $   1.64        $    .67         $   2.93        $  .98
                                                                            ========        ========         ========         =====


Fully diluted - Note 3:
   Weighted average shares outstanding .............................           8,965                            8,961
   Dilutive stock options - Note 2 .................................              13                               13
                                                                            --------                         --------
         Totals ....................................................           8,978                            8,974
                                                                            ========                         ========


   Per share amounts
         Income before extraordinary charge ........................        $   1.64                         $   3.07
         Extraordinary charge, net-of-tax ..........................            --                               (.14)
                                                                            -------                            ------
         Net income ................................................        $   1.64                         $   2.93
                                                                            ========                           ======


  Note 1 - Per share earnings have been computed and reported to the stockholders pursuant to APB Opinion No. 15, which provides that "any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."

  Note 2 - Dilutive stock options are calculated based on the treasury stock method. For primary per share earnings the average market price is used. For fully diluted per share earnings the period-end market price, if higher than the average market price, is used.

  Note 3 -- Fully diluted per share earnings for the three and six months ended June 30, 1994 are not disclosed because the quarter-end market price did not exceed the average market price for the three and six month periods in 1994.